SALES REPRESENTATIVE AGREEMENT

AGREEMENT made this 1st day of January 2005, by and between a ____________ Corporation, maintaining an office at ______________________ (hereinafter referred to as the "Company"),

And PGM Inc., d/b/a Pinnacle Marketing Group

a Minnesota corporation maintaining an office at 5575 W. 78th St. ______________ (hereinafter referred to as the "Representative").

W I T N E S S E T H:

1. DEFINITIONS

A. "Products" shall mean all products and services currently manufactured, offered, and/or distributed by Company as indicated on Exhibit A of this Agreement.

B. "Customer" shall mean any entity authorized to purchase Products.

C. "Territory" shall mean an assigned geographical area or an assigned customer list, as set forth in Exhibit B of this Agreement.

D. "National Distributor" shall mean those distributors as set forth in Exhibit C, authorized to sell Products as set forth in Exhibit A of this Agreement and which provide Point of Sale (POS) reports to the Company.

E. "House Accounts" shall mean those Customers in the Territory for which sales are non-commissionable. Customers designated by Company as house accounts are listed in Exhibit D of this Agreement.

F. "Net Sales" shall mean the total price at which a product is invoiced to the customer prior to any cash discount, less any returns or price protection. Excluded from the "Net Sales" are all shipping and mailing costs, duties, taxes, insurance, and any adjustments granted to the Customer by Company as shown on the face on the invoice.

2. APPOINTMENT AND AUTHORITY OF REPRESENTATIVE

A. Subject to the terms and conditions of this Agreement, Company appoints the Representative as its exclusive selling representative for its Products to Customers in the Territory (excluding House Accounts), and Representative accepts the appointment and agrees to sell and promote the sale of the Products. Representative's sole authority shall be to solicit orders for the Products from the Customers in the Territory in accordance with the terms of this Agreement. Representative shall not have the authority to make any commitments whatsoever on behalf of Company.

B. Company reserves the right to market its Products directly or indirectly within the Territory to House Accounts. For all sales to House Accounts, Company shall pay no compensation to

Representative. All other sales by the Company or its National Distributors to Customers within the Territory, Company shall pay to Representative a commission in accordance with Section 3 below.

C. Representative shall neither advertise the Products outside the Territory nor solicit orders from outside the Territory without the prior written consent of Company.

D. Representative warrants that it has disclosed any current representation of products that compete with the Company's Products. Representative agrees not to represent any other products similar to the Products, which in Company's judgment, compete with the Products covered by this Agreement without prior written approval.

E. The relationship of Company and Representative established by this Agreement is that of independent contractors, and nothing contained in this Agreement shall be construed to (i) give either party the power to direct and control the day-to-day activities of the other, (ii) constitute the parties as partners, joint ventures, co-owners or otherwise as participant in a joint undertaking, or (iii) allow Representative to create or assume any obligation on behalf of Company for any purpose whatsoever. All financial and other obligations associated with Representative's business are the sole responsibility of Representative.

3. COMPUTATION AND PAYMENT OF COMMISSIONS

A. Representative's compensation for services performed hereunder shall be a commission on "Net Sales" computed in accordance with the schedule as set forth in Exhibit E of this agreement.

B. The commission shall apply to all orders for Products (except those from House Accounts) from Customers in the Territory that have been accepted by Company or a National Distributor as set forth in Exhibit C, and which shipment and invoicing has occurred, whether or not such orders were solicited by Representative. No commissions shall be paid on orders received from outside the territory unless otherwise agreed in writing by Company.

C. In no case will any compensation paid to Company employees be deducted from commissions due Representative.

D. In the event that two or more authorized representatives of company, for any reason whatsoever, claim a commission on the same sale, Company reserves the right to award the commission to one of the representatives or to divide the commission among the representatives in such proportions as Company shall determine to be equitable, and its decision to do so and the manner in which it does shall be final and binding on all parties involved. In no case will the total amount of commissions paid with regard to any such sale exceed the maximum amount set forth in the applicable commission schedule.

E. The commission on Products from a given order from a Customer accepted and shipped by the Company shall be due and payable thirty (30) days following the end of the calendar month in which Company invoices the Customer. The commission on Products from a given order from a Customer, accepted and delivered by a National Distributor, shall be due and payable at the end of the month in which Company receives the Point of Sale (POS) report from the National Distributor.

F. Company shall have the absolute right to chargeback commissions previously paid to Representative on all invoices not paid by a Direct Customer within sixty (60) days of invoice terms, provided Company re-pays Representative for the appropriate commission applicable to actual partial or full payments subsequently received from the Customer.

G. Company reserves the right to chargeback (debit) the full amount of previously paid commissions on products returned by customer to Company for credit.

4. SALE OF THE PRODUCTS

A. All sales shall be at prices and upon terms established by Company and Company shall have the right, to establish, change, alter, or amend prices and other terms and conditions of sale in its sole discretion. Representative shall not accept orders in Company's name, make price quotations or delivery promises without Company's prior approval.

B. All orders for Products obtained by Representative shall be subject to acceptance by Company at its principal office currently located at the address listed for Company at the beginning of this Agreement, and all quotations by Representative shall contain a statement to that effect. Representative shall have no authority to make any acceptance or delivery commitments to any customers. Company shall send copies to Representative of any written acceptances on commissionable orders.

C. Company shall have the sole right of credit approval or credit refusal for customers in all cases.

D. Company shall render all invoices directly to the customers and shall simultaneously send copies of all commissionable invoices to Representative. Customers shall make invoice payments directly to Company.

E. It is expressly understood by Representative that full responsibility for all collection rests with Company.

5. PRODUCT WARRANTY AND PRODUCT AVAILABILITY

A. Any warranty for the Products shall run directly from Manufacturer to the Customer, and pursuant to the warranty the Customer shall return any allegedly defective Products to Manufacturer or designated depot. Representative shall have no authority to accept any returned Products.

B. Under no circumstances shall Company be responsible to Representative or any other party for its failure to fill accepted orders, or for its delay in filling accepted orders, when such failure or delay is due to any cause beyond Company's reasonable control.

6. REPRESENTATIVE'S RELATIONSHIP AND CONDUCT OF BUSINESS

A. Representative shall maintain a sales office in its assigned territory and shall use its best efforts and devote such time as may be reasonably necessary to sell and promote the sale of Company's products within the territory.

B. Representative will conduct all of its business in its own name and in such manner it may see fit. Representative will pay all expenses of its office and activities and be responsible for the expenses of its employees

C. Representative agrees that it is responsible for keeping the Customers informed about the Company's Products. It will be Company's responsibility to provide the Customer with more extensive technical training seminars, technical written support materials, and a reseller technical support hot line. Representative agrees to develop sufficient knowledge of Company products and competitive products to explain to the Customer the differences between Company products and such competitive products. Company agrees to train and educate Representative's Customer service personnel to the extent of Company's abilities.

D. Representative shall not, without Company's prior approval, alter, enlarge, or limit orders, make representations or guarantees concerning Company's products or accept the return of, or make any allowance for such products.

E. Representative shall furnish to Company's credit department any information, which it may have relative to the credit standing of any of its Customers.

F. Representative shall abide by Company's policies and communicate same to Company's Customers.

7. USE OF TRADEMARKS AND TRADENAMES

Representative recognizes and concedes for all purposes that all trademarks, trade names, or identifying slogans affixed to Company's or Manufacturer's products or any accompanying labels, containers, and cartons, whether or not registered, constitute the exclusive property of Manufacturer or the Company and cannot be used except in connection with promoting and selling Company products. During the term of this Agreement, Representative is authorized by Company to use the Manufacturer's trademarks and logo in connection with Representative's promotion of Company products, provided that Representative's use of such trademarks and logo shall be in accordance with Company's and Manufacturer's policies from time to time communicated to Representative. Representative shall have no interest in such trademarks or logo except as herein expressly provided, and Representative's use of such trademark and logo shall cease immediately upon termination or expiration of this Agreement.

8. INDEMNIFICATIONS

A. Company shall be solely responsible for the design, development, supply, production, and performance of its products and the protection of its tradenames. Company agrees to indemnify and hold Representative harmless against and to pay all losses, costs, damages and expenses whatsoever, including reasonable attorney fees, which Representative may sustain or incur arising from (i) infringement or alleged infringement of patents, trademarks, or tradenames, resulting from the sale of Company's products, or arising on account of warranty claims or product liability matters and/or (ii) any act or omission of the Company, including without limitation any failure by the Company to perform any provision of the Agreement or any guaranty, warranty, or

representation, express or implied, made or given by the Company to any purchaser of the Company's Products, and any other persons or entities, with respect to either this Agreement or any of the Company's Products. Representative will promptly deliver to Company any notices or papers served upon it in any proceeding covered by this indemnity, and Company will defend same at its expense. Representative shall, however, have the right to participate in the defense at its own expense.

B. Representative shall be solely responsible for, and shall indemnify and hold Company and Manufacturer free and harmless from, any and all claims, damages or lawsuits (including Company's attorney's fees) arising out of the acts of Representative, its employees or its agents. Company will promptly deliver to Representative any papers served upon it or Manufacturer in any proceeding covered by this indemnity, and Representative will defend same at its expense. Company and Manufacturer shall, however, have the right to participate in the defense at its own expense.

9. TERM OF AGREEMENT AND TERMINATION

A. The term of this Agreement shall be effective on the date this agreement and will continue for one year unless terminated earlier under the provisions in this section. At the end of such extended term, this Agreement shall renew automatically, unless otherwise notified by Company with at least ninety (90) day notice in writing.

B. This Agreement may be terminated by either party for any reason or for no reason, with or without cause, by giving the other party written notice ~~ninety (90)~~ forty five (45) days in advance.

C. If either party defaults in the performance of any provision of this Agreement, then the non-defaulting party may give written notice to the defaulting party that if the default is not cured within thirty 30 days the Agreement will be terminated. If the non-defaulting party gives such notice and the default is not cured during the thirty-day period, then the Agreement shall automatically terminate at the end of that period.

D. This agreement may be terminated by Company or Representative immediately if either party becomes insolvent or unable to pay its debts as they mature, ceases to pay its debts as they mature, or makes an assignment for the benefit of its creditors.

10. RIGHTS UPON TERMINATION

Upon termination of this agreement for any reason, Representative shall be entitled to:

A. Commissions on all orders for Products, from the Representatives territory which are in place, dated, or communicated to the Company prior to effective date of the termination, regardless of when such orders are shipped and invoiced.

B. Its share of split commissions on Product orders submitted to Company prior to the effective date of termination, regardless of when such Products are shipped and invoiced.

C. A severance equal to one (1) months average commission for every year of service, with a maximum total severance of five (5) months. The monthly average will be calculated by using the previous twelve (12) months commissions or by using the actual number of months of service if the contract is terminated prior to the first year anniversary. Any partial year will be treated as an additional full year of service for the purposes of severance. The Representatives severance is due and payable thirty (30) days following the effective date of the termination.

D. Any partial termination of territory or products will be subject to the same terms and conditions as if the entire agreement were terminated.

11. GENERAL

This Agreement constitutes the entire understanding of the parties; shall supersede any other oral or written agreements; and shall be binding upon and inure to the benefit of the parties' successors and assigns. It may not be modified in anyway without the written consent of both parties. Representative shall not have the right to assign this agreement in whole or in part without the Company's written consent.

12. CHOICE OF LAWS

This Agreement shall be interpreted according to the laws of the State of FLORIDA ____________

13. DISPUTES AND ARBITRATION

The parties agree that any disputes or questions arising hereunder including the construction or application of this agreement shall be settled by arbitration in accordance with the rules of the American Arbitration Association, then in force, and that the arbitration hearings shall be held in the city in which the principal office of the party requesting arbitration (with the American Arbitration Association) is located. If the parties cannot agree upon an arbitrator within ten (10) days after demand by either of them, either or both parties may request the American Arbitration Association to name a panel of five (5) arbitrators. Company shall then strike the names of two (2) on this list, the Representative shall then strike two (2) names, and the remaining name shall be the arbitrator. The decision of the arbitrator shall be final and binding upon the parties both as to law and to fact, and shall not be appealable to any court in any jurisdiction. The expense of the arbitrator shall be shared equally by the parties, unless the arbitrator determines that the expenses shall be otherwise assessed.

Company

MRO: PGM, Inc d/b/a Pinnacle Marketing Group

By ____________________	By *Gregory R. Harris*
Title ____________________	Title *President*
Date ____________________	Date *1/1/05*

EXHIBIT A

PRODUCTS and PRICING

Phantom Receiver and Phantom accessories

EXHIBIT B

TERRITORY

For the purposes of this Agreement, "Territory" shall be defined by geography as set forth by zip codes or states listed below.

Or

For the purpose of this Agreement, "Territory" shall be define by the customers listed below.

Target

Best Buy

Circuit City

EXHIBIT C

~~NATIONAL DISTRIBUTORS~~ Will not be working through distributors.

~~For the purposed of this Agreement, "National Distributors" shall be defined as those distributors listed below.~~

~~Ingram Micro~~
~~Synnex~~
~~SED~~
~~Tech Data~~
~~D&H~~
~~Wynitt~~

EXHIBIT D

HOUSE ACCOUNTS

None.Electronic Boutique

EXHIBIT E

COMMISSION SCHEDULE

Direct Accounts 3% Hardware and accessories

Accounts purchasing through National Distributors based on "Bill to" POS (See Exhibit C) 3%

National Distributor sell in (See Exhibit C) 1% We will not be working through distributors the first year.